As filed with the Securities and Exchange Commission on September 27, 2017

Registration No. 333-220489

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3/A

(Amendment No. 1)

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

APPROACH RESOURCES INC.*

(Exact name of registrant as specified in its charter)

Delaware	51-0424817
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification number)

One Ridgmar Centre

6500 West Freeway, Suite 800

Fort Worth, Texas 76116

(817) 989-9000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Sergei Krylov Executive Vice President and Chief Financial Officer Approach Resources Inc. One Ridgmar Centre 6500 West Freeway, Suite 800 Fort Worth, Texas 76116 (817) 989-9000	J. Curtis Henderson Chief Administrative Officer Approach Resources Inc. One Ridgmar Centre 6500 West Freeway, Suite 800 Fort Worth, Texas 76116 (817) 989-9000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Wesley P. Williams

Jessica W. Hammons

Thompson & Knight LLP

One Arts Plaza

1722 Routh Street, Suite 1500

Dallas, Texas 75201-2533

(214) 969-1700

Approximate date of commencement of proposed sale to the public: From time-to-time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

The Registrant hereby amends this Registration Statement on such date as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that the Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a) may determine.

*ADDITIONAL SUBSIDIARY GUARANTOR REGISTRANTS

Each of the following subsidiaries and each other subsidiary of Approach Resources Inc. that becomes a guarantor of certain of the securities registered hereby, is hereby deemed to be a registrant.

Exact Name as Specified in their Charters	Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
Approach Resources I, LP	Texas	20-0415316
Approach Oil & Gas Inc.	Delaware	20-1997957
Approach Operating, LLC	Delaware	54-2131981
Approach Delaware, LLC	Delaware	20-0507483
Approach Services, LLC	Delaware	45-4733806
Approach Midstream Holdings LLC	Delaware	45-5634122

EXPLANATORY NOTE

Approach Resources Inc. is filing this pre-effective Amendment No. 1 on Form S-3/A to the Registration Statement on Form S-3 (Registration No. 333-220489), originally filed on September 15, 2017 (the “Registration Statement”), as an exhibit-only filing to file an updated Opinion of Thompson & Knight LLP filed herewith as Exhibit 5.1 (the “Opinion”). Accordingly, this Amendment No. 1 consists only of the facing page, this explanatory note, Item 16 of Part II of the Registration Statement, the signature pages to the Registration Statement and the Opinion filed herewith as Exhibit 5.1. The prospectus and the balance of Part II of the Registration Statement are unchanged and have been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits

(a) Exhibits

The following documents are filed as exhibits to this registration statement:

Exhibit Number	Exhibit Title

1.1***	Form of Underwriting Agreement.

4.1	Specimen Stock Certificate (filed as Exhibit 4.1 to the Company’s Registration Statement on Form S-1/A filed October 18, 2007 (File No. 333-144512), and incorporated herein by reference).

4.2	Second Supplemental Indenture, dated as of December 20, 2016, by and among Approach Resources Inc., the guarantors named therein and Wilmington Trust, National Association, as successor trustee under the Indenture (filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed December 22, 2016, and incorporated herein by reference).

4.3	First Supplemental Indenture, dated as of June 11, 2013, among Approach Resources Inc., as issuer, the subsidiary guarantors named therein, as guarantors, and Wells Fargo Bank, National Association, as trustee (filed as Exhibit 4.2 to the Company’s Current Report on Form 8-K filed June 11, 2013, and incorporated herein by reference).

4.4	Senior Indenture, dated as of June 11, 2013, among Approach Resources Inc., as issuer, the subsidiary guarantors named therein, as guarantors, and Wells Fargo Bank, National Association, as trustee (filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed June 11, 2013, and incorporated herein by reference).

4.5**	Form of Senior Indenture.

4.6	Form of Subordinated Indenture (filed as Exhibit 4.3 to the Company’s Registration Statement on Form S-3 filed on May 18, 2011 (File No. 333-174318), and incorporated herein by reference).

4.7	Agreement dated as of April 28, 2016 by and among Approach Resources, Inc., Wells Fargo Bank, National Association, and Wilmington Trust, National Association (filed as Exhibit 4.4 to the Company’s Quarterly Report on Form 10-Q filed August 4, 2016, and incorporated herein by reference).

4.8	Registration Rights Agreement, dated as of January 27, 2017, by and among Approach Resources Inc., Wilks Brothers, LLC and SDW Investments, LLC (filed as Exhibit 4.2 to the Company’s Current Report on Form 8-K filed January 30, 2017, and incorporated herein by reference).

4.9	Registration Rights Agreement, dated as of November 14, 2007, by and among Approach Resources Inc. and investors identified therein (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K/A filed December 3, 2007, and incorporated herein by reference).

4.10***	Form of Warrant Agreement.

4.11***	Form of Depositary Agreement.

5.1*	Opinion of Thompson & Knight LLP as to the legality of the securities being registered.

12.1**	Statement of Computation of Ratios of Earnings to Fixed Charges.

23.1**	Consent of Hein & Associates LLP, independent registered public accounting firm.

23.2*	Consent of Thompson & Knight LLP (contained in Exhibit 5.1 hereto).

23.3**	Consent of DeGolyer and MacNaughton, independent petroleum engineering consulting firm.

24.1**	Power of Attorney.

25.1****	Form T-1 Statement of Eligibility and Qualification respecting the senior indenture.

25.2****	Form T-1 Statement of Eligibility and Qualification respecting the subordinated indenture.

1

*	Filed herewith.
**	Filed previously.
***	To be filed by amendment, as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Exchange Act and incorporated herein by reference or in a post-effective amendment to this registration statement.
****	To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939 and Rule 5b-3 thereunder.

(b) Financial statement schedules

No financial statement schedules are included herein. All other schedules for which provision is made in the applicable accounting regulation of the Securities and Exchange Commission are not required under the related instructions, are inapplicable, or the information is in the consolidated financial statements, and have therefore been omitted.

(c) Reports, opinions and appraisals

The following reports, opinions and appraisals are included herein: None.

2

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on September 27, 2017.

APPROACH RESOURCES INC.

By:	/s/ J. Ross Craft
J. Ross Craft
Chairman of the Board of Directors and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ J. Ross Craft J. Ross Craft	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	September 27, 2017

* Sergei Krylov	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	September 27, 2017

* Vean J. Gregg III	Lead Independent Director	September 27, 2017

* Alan D. Bell	Director	September 27, 2017

* James H. Brandi	Director	September 27, 2017

* James C. Crain	Director	September 27, 2017

* Matthew R. Kahn	Director	September 27, 2017

* Morgan D. Neff	Director	September 27, 2017

* Matthew D. Wilks	Director	September 27, 2017

*By:	/s/ J. Ross Craft
J. Ross Craft
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each of the registrants has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on September 27, 2017.

APPROACH RESOURCES I, LP

By:	Approach Operating, LLC, its sole general partner

By:	/s/ J. Ross Craft
J. Ross Craft
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ J. Ross Craft J. Ross Craft	Chief Executive Officer** (Principal Executive Officer)	September 27, 2017

* Sergei Krylov	Executive Vice President and Chief Financial Officer*** (Principal Financial Officer and Principal Accounting Officer)	September 27, 2017

*By:	/s/ J. Ross Craft
J. Ross Craft
Attorney-in-fact

**	J. Ross Craft serves as the Chief Executive Officer of Approach Operating, LLC, which is the sole general partner of Approach Resources I, LP.
***	Sergei Krylov serves as the Executive Vice President and Chief Financial Officer of Approach Operating, LLC, which is the sole general partner of Approach Resources I, LP.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each of the registrants has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on September 27, 2017.

APPROACH OIL & GAS INC.

By:	/s/ J. Ross Craft
J. Ross Craft
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ J. Ross Craft J. Ross Craft	Chief Executive Officer and Director (Principal Executive Officer)	September 27, 2017

* Sergei Krylov	Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer and Principal Accounting Officer)	September 27, 2017

* J. Curtis Henderson	Director	September 27, 2017

*By:	/s/ J. Ross Craft
J. Ross Craft
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each of the registrants has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on September 27, 2017.

APPROACH OPERATING, LLC APPROACH DELAWARE, LLC APPROACH SERVICES, LLC APPROACH MIDSTREAM HOLDINGS LLC

By:	/s/ J. Ross Craft
J. Ross Craft
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ J. Ross Craft J. Ross Craft	Chief Executive Officer** (Principal Executive Officer)	September 27, 2017

* Sergei Krylov	Executive Vice President, Chief Financial Officer*** (Principal Financial Officer and Principal Accounting Officer)	September 27, 2017

*By:	/s/ J. Ross Craft
J. Ross Craft
Attorney-in-fact

**	J. Ross Craft serves as the Chief Executive Officer of Approach Operating, LLC, Approach Delaware, LLC, Approach Services, LLC and Approach Midstream Holdings LLC.
***	Sergei Krylov serves as the Executive Vice President and Chief Financial Officer of Approach Operating, LLC, Approach Delaware, LLC, Approach Services, LLC and Approach Midstream Holdings LLC.